UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fifth Amendment to Forbearance Agreement and Nineteenth Amendment to Credit Facility

Effective on November 13, 2019, Revolution Lighting Technologies, Inc. (the “Company”) and its direct and indirect subsidiaries (collectively, the “Obligors”) entered into a Fifth Amendment to Forbearance Agreement and Nineteenth Amendment (the “Nineteenth Amendment”) to its loan and security agreement (the “Loan Agreement”) with Bank of America N.A. (“Bank of America”).

Under the terms of the Nineteenth Amendment, Bank of America agreed to continue to forbear, until January 26, 2020, the maturity date of the Loan Agreement, from exercising its rights and remedies against the Obligors as a result of breaches of certain covenants under the Loan Agreement. Furthermore, Bank of America agreed to increase the Company’s borrowing base under the Loan Agreement by $2.0 million to provide the Company with additional liquidity. Under the Nineteenth Amendment, the Company agreed, among other things, to pay a $2,500 fee and Bank of America’s expenses, including attorney’s fees, in connection with the Nineteenth Amendment and prior open invoices.

As previously disclosed, Robert V. LaPenta, Sr., the Company’s Chairman, CEO and President, previously agreed to guarantee up to $7.0 million of borrowings under the Loan Agreement (the “Guaranty”) and to maintain a minimum balance in a securities account of at least $14.0 million to secure the Guaranty (the “Pledged Securities”). In connection with the Nineteenth Amendment, Mr. LaPenta increased the Guaranty from $7.0 million to $9.0 million, and the required minimum balance of Pledged Securities increased from $14.0 million to $18.0 million. In connection with the Nineteenth Amendment, the Audit Committee of the Company’s Board of Directors approved increasing the Company’s obligation under the Reimbursement Agreement, dated August 16, 2019, to reimburse Mr. LaPenta for such amounts, if any, paid pursuant to the Guaranty.

As of November 18, 2019, the Company had total debt of approximately $78.0 million, including aggregate principal and interest outstanding under the Company’s line of credit with Bank of America of approximately $24.1 million, aggregate principal and interest outstanding under loans from Mr. LaPenta and Aston Capital, LLC of approximately $52.7 million and approximately $1.2 million from other sources. As of November 18, 2019, the Company estimates that it had $2.6 million of available liquidity, reflecting its net cash position plus the remaining borrowing availability under the Loan Agreement.

The Company will likely need additional funding to continue its operations beyond the end of the first quarter of 2020. The extent of additional funds required will depend on the Company’s results of operations in the fourth quarter of 2019 and future periods, the amount of time and expense necessary to complete the previously announced investigation by the Securities and Exchange Commission (the “SEC”) and the restatement of certain of the Company’s financial statements and other related costs. The Company plans to work with Bank of America to further amend the Loan Agreement to extend the current maturity date and to provide for ongoing borrowing availability following January 26, 2020. However, there can be no assurance that the Company will obtain such an amendment. Any failure to obtain such an amendment under the Loan Agreement could result in the exercise of remedies by Bank of America and all amounts becoming due under the Loan Agreement, and cause the Company to become unable to operate as a going concern.

The foregoing description of the Nineteenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Nineteenth Amendment, which is attached to this Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 2.03.

Item 8.01 Other Events

As previously disclosed, the Company received a letter, dated October 31, 2019, from the SEC staff (the “Staff”) notifying the Company that it may be subject, without further notice, to an administrative proceeding to revoke the Company’s registration under the Securities Exchange Act of 1934 (the “Exchange Act”) if the Company has not filed all required Exchange Act reports within fifteen days from the date of the letter. The administrative proceeding would be brought by the SEC’s Division of Enforcement pursuant to Section 12(j) of the Exchange Act, and also may suspend trading in the Company’s common stock pursuant to Section 12(k) of the Exchange Act. The Company has discussed the letter with the Staff and is considering how to formally respond to the letter at the present time.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates,” “expects,” “intends,” “believes,” “plans” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding further amendments to the Loan Agreement, the Company’s future levels of indebtedness and funding needs and the availability of funding from Mr. LaPenta or Bank of America, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the timing and impact of a possible deregistration of the Company’s common stock pursuant to Section 12(j) of the Exchange Act, the Company’s ability to complete the restatement and the ongoing audit of its financial statements and become current in its financial reporting obligations, the Company’s ability to continue to meet its liquidity needs and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Fifth Amendment to Forbearance Agreement and Nineteenth Amendment to Loan and Security Agreement, dated November 13, 2019, among Revolution Lighting Technologies, Inc., Lighting Integration Technologies, LLC, Tri-State LED DE, LLC, Value Lighting, LLC, All Around Lighting, L.L.C., Energy Source, LLC, Revolution Lighting — E-Lighting, Inc., Seesmart, LLC, TNT Energy, LLC, the Guarantors party thereto and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2019	REVOLUTION LIGHTING TECHNOLOGIES, INC.

	By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr.
Chief Executive Officer and President